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                                                                  EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-60697 of Health Images, Inc. on Form S-8 of our report dated May 26, 1995 relating to the financial statements of MedAlliance Imaging Centers (A Division of MedAlliance, Inc.), appearing in the Current Report on Form 8-K of Health Images, Inc., dated April 14, 1995.





DELOITTE & TOUCHE LLP
Nashville, Tennessee
June 28, 1995